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                                                                     Exhibit (n)

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Municipal Strategy Fund, Inc:

We consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated December 10, 1998 appearing in the annual report to Shareholders of Merrill Lynch Municipal Strategy Fund, Inc. for the year ended October 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
December 28, 1998